UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                               -----------------


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2005 (June 10, 2005)


                            Alamosa Holdings, Inc.
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              (Exact Name of Registrant as Specified in Charter)


          Delaware                      000-32357                75-2890997
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                    5225 S. Loop 289, Lubbock, Texas,   79424
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              (Address of Principal Executive Offices) (Zip Code)


      Registrant's Telephone Number, Including Area Code: (806) 722-1100
                                                         ---------------


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
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On June 10, 2005, Alamosa Holdings, Inc. ("Alamosa") completed a private exchange transaction pursuant to which a holder of Alamosa's Series B Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), delivered to Alamosa 20,272 shares of Preferred Stock in exchange for 1,520,996 newly issued shares of Alamosa's common stock, par value $0.01 per share. The shares issued included 30,408 shares issued as an inducement premium to the holder of the Preferred Stock. The shares of common stock issued in exchange for the Preferred Stock were exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(9) thereunder. At the close of the transaction, there were 161,959,431 shares of Alamosa's common stock outstanding.

During the second quarter of 2005, Alamosa has completed preferred stock exchange transactions with respect to a total of 215,484 shares of Preferred Stock. As previously disclosed by Alamosa, these transactions will result in a substantial non-cash charge in the second quarter to reflect the write-down of the derivative carried as an asset on Alamosa's balance sheet.

At March 31, 2005, the derivative carried on the balance sheet as early redemption option of preferred stock totaled $22 million. The exchanges to-date in the second quarter will result in approximately $10.6 million of that asset being written down as a charge in arriving at net income/(loss) before income taxes. While Alamosa has no current plan, intention or arrangement with respect to the exchange of any additional shares of Preferred Stock, if Alamosa completes any additional preferred stock exchange transactions prior to June 30, 2005, this estimated charge could increase.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 13, 2005

                                            ALAMOSA HOLDINGS, INC.


                                            By:  /s/ Kendall W. Cowan
                                                 ------------------------------
                                                 Kendall W. Cowan
                                                 Chief Financial Officer